EXHIBIT 1
JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the common stock, par value $.0001 per share, of Osage Exploration and Development, Inc., and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has a reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 1st day of January, 2013.

SUNSTONE, LLC

By:	BLACK OAK PARTNERS, LLC, its manager

By:	P. MARK MOORE
P. Mark Moore, Manager

P. MARK MOORE
P. Mark Moore

BLACK OAK ENERGY, LLC

By:	P. MARK MOORE
P. Mark Moore, Manager

SUNSTONE ENERGY GROUP, LLC

By:	P. MARK MOORE
P. Mark Moore, Manager

BLACK OAK LEGACY, LLC

By:	Black Oak Partners, LLC, its manager

By:	P. MARK MOORE
P. Mark Moore, Manager

BLACK OAK CAPITAL, LLC

By:	Black Oak Partners, LLC, its manager

By:	P. MARK MOORE
P. Mark Moore, Manager

BLACK OAK HOLDINGS, LLC

By:	P. MARK MOORE
P. Mark Moore, Manager

IRREVOCABLE TRUST OF LYNN D MOORE DATED MARCH 18, 1997

By:	P. MARK MOORE
P. Mark Moore, Trustee

DAVID STORY
David Story

BUDDIE LIVINGSTON
Buddie Livingston